Exhibit 10.22

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

SECURED PROMISSORY NOTE

$[_____________]	September 3, 2008
Carson City, Nevada

For value received, PAXTON ENERGY, INC., a Nevada corporation (the “Company”), promises to pay to [___________] (the “Holder”), the principal sum of [__________________________] Dollars ($_________).  Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to twelve percent (12%) per annum, compounded annually. This Note is one of a series of Secured Nonconvertible Promissory Notes containing substantially identical terms and conditions issued pursuant to the series of Subscription Agreement between the Company and the Holder (the “Subscription Agreement”).  Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” This Note is subject to the following terms and conditions.

1.           Maturity.  This Note will automatically mature and be due and payable on September 1, 2009 (the “Maturity Date). Interest shall accrue on this Note and accrued interest shall be due and payable in equal monthly installments, with the first such installment due October 1, 2008.  Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.           Payment; Prepayment Penalty.  All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.  Prepayment of this Note may be made at any time, provided that all of the Notes shall be prepaid on a pro rata basis and the Company shall pay the Holder a prepayment penalty equal to twelve (12) months interest on the Note. Quarterly interest payments paid to Holder prior to prepayment of the Note shall be credited to the prepayment penalty.

3.           Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.

4.           Governing Law.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

5.           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

6.           Amendments and Waivers.  Any term of this Note may be amended only with the written consent of the Company and at least a majority in interest of the Holders.  Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, each Holder and each transferee of any Note.

7.           Stockholders, Officers and Directors Not Liable.  In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

8.           Security Interest.  This Note is secured by all of the assets of the Company in accordance with a separate security agreement (the “Security Agreement”) of even date herewith between the Company and the Holder.  In case of an Event of Default (as defined in the Security Agreement), the Holder shall have the rights set forth in the Security Agreement.

9.           Counterparts.  This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

10.           Loss of Note.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

COMPANY:

PAXTON ENERGY, INC.
By: /s/ Robert Freiheit
Robert Freiheit, President

SCHEDULE OF NOTE HOLDERS

Name and Address of Secured Party	Principal Amount of Note

Auction Specialists, Inc.	50,000
Derek R. Freiheit	25,000
Mary Lou Freiheit	50,000
David Hauck	75,000
Big Sky Trust, Robert Henrichsen, Trustee	75,000
Howard S. Landa	25,000

TOTAL	300,000